POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Prof. Dr. Dr. Hans-Jurgen Reimann, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                           Title                     Date
 ---------                           ------                   --------


/s/ Dr. Antje Reimann                                       March 23, 2004
---------------------
Dr. Antje Reimann	            Director


/s/ Thomas Kuspert                                          March 23, 2004
------------------
Thomas Kuspert                      Chief Financial
                                    Officer, Secretary,
                                    Vice President of
                                    Business Development,
                                    and Director